Exhibit 16.1

KPMG LLP

Suite 800

1225 17th Street

Denver, CO 80202-5598

October 25, 2018

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Gores Holdings II, Inc. and, under the date of March 14, 2018, we reported on the financial statements of Gores Holdings II, Inc. as of December 31, 2017 and 2016 and for the year ended December 31, 2017 and the period from August 15, 2016 (inception) to December 31, 2016. On October 17, 2018, we were dismissed. We have read Verra Mobility Corporation’s (formerly Gores Holdings II, Inc.) statements included under Item 4.01 of its Form 8-K dated October 22, 2018, and we agree with such statements, except that we are not in a position to agree or disagree with Verra Mobility Corporation’s statement that the appointment of Ernst & Young LLP was approved by the Verra Mobility Corporation board of directors or that Ernst & Young LLP was not consulted regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Very truly yours,

/s/ KPMG LLP